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                                                                      EXHIBIT 12

                           EVEREN CAPITAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                                    Year ended December 31,
                                                   1997         1996         1995         1994         1993
                                                   ----         ----         ----         ----         ----
EARNINGS:
Pretax Income (loss)                              $ 75.0       $107.8      $(22.0)       $(12.7)       $(1.5)
Fixed Charges                                       47.1         45.1        68.1          58.0         61.4
                                                 -----------------------------------------------------------

                               Earnings           $122.1       $152.9      $ 46.1        $ 45.3        $59.9
                                                 ===========================================================



FIXED CHARGES:
Interest expense                                 $  36.6       $ 34.0      $ 52.5        $ 44.8        $46.9
Approximate portion of rental expense
  representative of an interest factor              10.5         11.1        15.6          13.2         14.5
                                                 -----------------------------------------------------------

                               Fixed Charges     $  47.1       $ 45.1      $ 68.1        $ 58.0        $61.4
                                                 ===========================================================

Ratio of earnings to fixed charges                   2.6          3.4        0.68          0.78         1.00
                                                 ===========================================================

Deficiency of earnings available to cover
   fixed charges                                 $     -       $    -      $(22.0)       $(12.7)       $   -
                                                 ===========================================================
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